Exhibit 5.1

One Independent Dr Suite 1300 Jacksonville, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX foley.com

July 22, 2024

Processa Pharmaceuticals, Inc.

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Processa Pharmaceuticals, Inc. a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to an additional 500,000 shares of common stock, par value $0.0001 per share (the “Securities”), of the Company that may be issued pursuant to the Company’s Amended and Restated 2019 Omnibus Incentive Plan (the “Plan”), incorporated by reference as Exhibit 4.1 to the Registration Statement.

As counsel to the Company, we have examined: (i) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended; (ii) the amended and restated Bylaws of the Company, as amended; (iii) the Plan; (iv) the Registration Statement; (v) resolutions of the Board of Directors of the Company relating to the Plan and the issuance of the Securities thereunder; and (vi) such other corporate records, documents, agreements and matters of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the genuineness of all manual and electronic signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Securities.

Based upon and subject to the foregoing, we are of the opinion that the Securities covered by the Registration Statement, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES
MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO | SALT LAKE CITY SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

July 22, 2024 Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are “experts” within the meaning of Section 11 of the Securities Act or that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ FOLEY & LARDNER LLP